UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2015

CRYO CELL International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Brooker Creek Boulevard, Oldsmar, Florida		34677
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 749-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 31, 2015, Cryo-Cell International, Inc. (the “Registrant”, “Cryo-Cell”) issued the attached Press Release reporting that on March 20, 2015 it filed a Schedule 13D with the U.S. Securities and Exchange Commission disclosing its ownership of 9.6% of the issued and outstanding common stock of Cord Blood America, Inc. (“CBAI”). Cryo-Cell also strongly urges all shareholders of CBAI to vote against CBAI’s proposal to increase the number of authorized shares of CBAI’s common stock at CBAI’s Special Meeting of Shareholders scheduled for April 10, 2015. The press release is attached as Exhibit 99.1 to this report. The information included in Exhibit 99.1 is considered to be “furnished” under the Securities Exchange Act of 1934.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving the Company’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

Item 9.01.	Financial Statements and Exhibits.

Financial Statements of Businesses Acquired.	Not Applicable.

Pro Forma Financial Information	Not Applicable.

Shell Company Transactions	Not Applicable.

Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CRYO CELL International, Inc.

DATE: April 1, 2015	By:	/s/ David Portnoy
David Portnoy
Chairman, Co-CEO